                                                                     EXHIBIT 4B


REGISTERED                                                       REGISTERED

N U M B E R                   [J.B. HUNT LOGO]                     AMOUNT

SPECIMEN                                                         $100,000,000

                                                              CUSIP 445658 AC 1

                       J.B. HUNT TRANSPORT SERVICES, INC.
                     7% SENIOR NOTES DUE SEPTEMBER 15, 2004


J.B. HUNT TRANSPORT SERVICES, INC., a corporation duly organized and existing under the laws of Arkansas (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), FOR VALUE RECEIVED, HEREBY PROMISES TO PAY TO


                                    SPECIMEN



or registered assigns the principal sum of                               Dollars


on September 15, 2004, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 15 and September 15 of each year, on said principal sum, in like coin or currency, at the rate per annum specified in the title of this Security, to the registered holder hereof as of the close of business on the last day of the month preceding the month in which an interest payment is due, except as otherwise provided in the Indenture referred to on the reverse hereof, all at the office or agency of the Company in the City of Lowell, State of Arkansas, from the March 15 or September 15, as the case may be, next preceding the date of this Security to which interest has been paid (unless the date hereof is a March 15 or September 15 to which interest has been paid in which case from the date hereof or unless the date hereof is prior to the payment of any interest on the Securities, in which case from September 10, 1998 or unless the date hereof is between the first day of March or September, as the case may be, and the next following March 15 or September 15, in which case from such March 15 or September 15, except that, if the Company shall default in payment of the interest due on such March 15 or September 15, then from the next preceding March 15 or September 15 to which interest has been paid or, if no interest has been paid on the Securities, from September 10,
1998) until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed on or before the payment date to the address of the person entitled thereto as such address shall appear in the Security register.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof. REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:



             TRUSTEES' AUTHENTICATION CERTIFICATE
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
                    LASALLE NATIONAL BANK,
                     as successor Trustee
By
    -------------------------------------------------
                     Authorized Signatory

                               J.B. HUNT TRANSPORT SERVICES, INC.

[SEAL]
              ATTEST:                          By:
                     ------------------------      ------------------------
                             Secretary               Chairman of the Board

                       J.B. HUNT TRANSPORT SERVICES, INC.
                     7% SENIOR NOTES DUE SEPTEMBER 15, 2004


1.   DESIGNATION

     This Security is one of a duly authorized series of Securities of the Company, designated as its 7% Senior Notes Due September 15, 2004 (herein called the "Securities"), limited to the aggregate principal amount of $100,000,000, all issued or to be issued under and pursuant to a senior indenture dated as of July 1, 1993 (herein called the "Indenture"), duly executed and delivered by the Company and LaSalle National Bank, as successor Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. Capitalized terms used but not defined herein are defined in the Indenture and are used herein with the same meanings as ascribed to them therein.

2. PAYING AGENT AND REGISTRAR

       Initially, the Trustee will act as Paying Agent, Registrar and as the agent where notices and demands to or upon the Company in respect of the Securities may be served. The Company may appoint and change any Paying Agent, Registrar or agent for notices without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or agent for notices.

3.   DENOMINATIONS; TRANSFERS; EXCHANGE

       The Securities are in registered form, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. Upon due presentation for registration of transfer of this Security at the corporate trust office of the Trustee in the City of Chicago, State of Illinois or any other such designated office or agency of the Company, a new Security or Securities of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations imposed by the Indenture, without charges except for any tax or other governmental charge imposed in connection therewith, and the Security may in a like manner be exchanged for one or more new Securities of other authorized denominations but of the same aggregate principal amount.

4.   PERSONS DEEMED OWNERS

     The Company, the Trustee, any Paying Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing herein made by anyone other than the Company, the Trustee or any Registrar) for purposes of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company, the Trustee, any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums so paid, satisfy and discharge the liability for moneys payable on this Security.

5. DEFAULTS; AMENDMENTS; WAIVER

       In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof and the interest accrued thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

       The Indenture contains provisions permitting the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of each series of Securities then Outstanding under the Indenture and affected thereby, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, change the coin or currency in which payments are to be made, impair or affect the right of any Holder to institute suit for enforcement of any payment thereof or (ii) reduce the aforesaid percentage of any series of such Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security of any series so affected. It is also provided in the Indenture that the Holders of not less than a majority in aggregate principal amount of the Securities of any series then Outstanding may on behalf of the Holders of all of the Securities of such series waive any past default under the Indenture and its consequences except a default in the payment of the principal of or interest on any of the Securities of such series. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Securities which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

       No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the place, at the respective times, and at the rate and in the coin or currency herein provided.

6. NO RECOURSE AGAINST OTHERS

       No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any partner of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

7. GOVERNING LAW

       THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

       TEN COM    -     as tenants in common                         UNIF GIFT MIN ACT -
                                                                     ____________Custodian_____________
       TEN ENT    -     as tenants by the entireties                    (Cust)               (Minor)
       JT TEN     -     as joint tenants with right of               UNDER UNIFORM GIFTS TO MINORS ACT _______
                        survivorship and not as tenants in common                                      (State)

     Additional abbreviations may also be used though not in the above list.

                              ---------------------

 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
                                      unto


   PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE
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 Please print or typewrite name and address including postal zip code of assignee

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the within Security and all rights thereunder, hereby irrevocably constituting and appointing
                                                                      attorney
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to transfer said Security on the books of the Company, with full power of substitution in the premises.



Dated:___________________

                                            -----------------------------------
                                            NOTICE: The signature to this
                                            assignment must correspond with
                                            the name as written upon the face
                                            of the within instrument in every
                                            particular, without alteration or
                                            enlargement or any change whatever.
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Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.